Exhibit (a)(40)



          THIS LETTER IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. WHEN CONSIDERING WHAT ACTION YOU SHOULD TAKE, YOU ARE RECOMMENDED IMMEDIATELY TO SEEK YOUR OWN FINANCIAL ADVICE FROM YOUR
          STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT FINANCIAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES ACT 1986.

          If you have sold or otherwise transferred all your Energy Group Securities, please send this letter, together with the accompanying document, as soon as possible, to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. HOWEVER, SUCH DOCUMENTS SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, AUSTRALIA OR JAPAN.

          LEHMAN BROTHERS                    MERRILL LYNCH
          LEHMAN BROTHERS INTERNATIONAL      Merrill Lynch International
           (EUROPE)                          Registered in England
          One Broadgate, London EC2M 7HA      (No. 2312079)
          Regulated by the Securities        Registered Office:
           and Futures Authority              25 Ropemaker Street,
          Member of the London Stock          London EC2Y 9LY
           Exchange and the International    A Subsidiary of Merrill Lynch
           Securities Market Association      & Co., Inc., Delaware, USA
          Registered in England No. 2538254  Regulated by The Securities
           at the above address               and Futures Authority
                                              Limited
                                             Member of the London
                                               Stock Exchange

          To holders of Energy Group Securities (other than those resident in Canada, Japan or Australia) who have not yet accepted the Texas Utilities Offer.

                                                               26 JUNE 1998

          Dear Sir or Madam,

          COMPULSORY PURCHASE OF ENERGY GROUP SECURITIES

          TU Acquisitions announced on 19 May 1998 that the Texas Utilities Offer for The Energy Group had become unconditional in all respects. TU Acquisitions has now acquired or received acceptances in respect of over 90 per cent. in value of the Energy Group Shares (including Energy Group Shares represented by Energy Group ADSs) to which the Texas Utilities Offer relates.
          TU Acquisitions now intends to exercise the powers conferred by section 429 of the Companies Act to acquire compulsorily on the terms of the Texas Utilities Offer the remaining Energy Group Shares which it does not already own or has not contracted to acquire.

          You have been sent this letter because you appear not to have accepted the Texas Utilities Offer for all or some of the Energy Group Securities registered in your name. Enclosed with this letter is a statutory notice required pursuant to the compulsory purchase provisions under section 429(4) of the Companies Act.

          Under the provisions of section 429 of the Companies Act, the Energy Group Shares now held by you (or on your behalf) will be transferred to TU Acquisitions on the terms referred to in the enclosed statutory notice at the expiry of six weeks from the date of such notice unless you either accept the Texas Utilities Offer before such date or application is made to the Court by you before such date and the Court thinks fit to order otherwise.

          IN THE MEANTIME, YOU MAY STILL ACCEPT THE TEXAS UTILITIES OFFER.

          However, if you fail to accept the Texas Utilities Offer before 7 August 1998 and do not apply to the Court (see enclosed notice), your Energy Group shares (including Energy Group Shares represented by Energy Group ADSs) will be compulsorily acquired in accordance with and subject to the provisions of Part XIIIA of the Companies Act.

          If such Energy Group Shares are compulsory acquired, the consideration which you would otherwise have received under the terms of the Texas Utilities Offer will be transferred to The Energy Group to be held on trust by The Energy Group on your behalf in accordance with section 430 of the Companies Act, pending written application by you (accompanied by satisfactory evidence of your identity and title to such Energy Group Shares) for the release of such consideration.

          TO ACCEPT THE TEXAS UTILITIES OFFER

          The Texas Utilities Offer remains open for acceptance. Holders of Energy Group Securities who accept the Texas Utilities Offer will be entitled to receive:

               FOR EACH ENERGY GROUP SHARE        840 PENCE; AND
               FOR EACH ENERGY GROUP ADS          L33.60.

          Under the Share Alternative, holders of Energy Group Securities who validly accept the Texas Utilities Offer (apart from certain holders of Energy Group Securities who are residents of jurisdictions outside the United Kingdom or the US) will be entitled to receive, instead of cash consideration for all (but not part) of their holding:

               FOR EACH ENERGY GROUP         0.355 NEW TEXAS UTILITIES
                 SHARE                         SHARES; AND
               FOR EACH ENERGY GROUP         1.420 NEW TEXAS UTILITIES
                 ADS                           SHARES.

          Further details of the method for calculating the entitlement of a holder of Energy Group Securities using the above ratio are set out in paragraph 4 of the letter from Lehman Brothers and Merrill Lynch contained in the Offer Document.

          As an alternative to some or all of the cash consideration receivable under the Texas Utilities Offer, holders of Energy Group Shares who validly accept the Texas Utilities Offer (apart from US citizens or residents and certain other overseas persons) may elect to receive Loan Notes instead of cash on the following basis:

               FOR EVERY L1 OF CASH          L1 NOMINAL OF LOAN NOTES.
                 CONSIDERATION

          If you hold Energy Group Shares, to accept the Texas Utilities Offer, the Form of Acceptance sent to you on 10 March 1998 (or the duplicate Form of Acceptance sent to you on 27 March 1998) must be completed and returned, whether or not your Energy Group Shares are in CREST. The completed, signed and (if you are an individual) witnessed Form of Acceptance, together with, if your Energy Group Shares are not in CREST, the share certificate(s) and/or other document(s) of title for your Energy Group Shares, should be returned by post or by hand to Computershare Services PLC, PO Box 859, Consort House, East Street, Bedminster, Bristol BS99 1XZ, or by hand, during normal business hours only, to Computershare Services PLC, 5-10 Great Tower Street, London EC3R 5ER or by post or by hand to The Bank of New York, 101 Barclay Street, New York, New York 10286, marked for the attention of Tenders and Exchanges, as soon as possible. Computershare Services PLC has assumed responsibility for the share registration business previously undertaken by the Registrars Department of The Royal Bank of Scotland plc. However, the pre-paid envelopes sent out previously under the name of The Royal Bank of Scotland plc remain valid.

          If your Energy Group Shares are in uncertificated form (that is, if you do not have a paper share certificate because your shares are held in CREST), you should read carefully paragraphs 11(d)-
          (1) of Part B of Appendix I to the Offer Document, which set out the acceptance procedures for holders of Energy Group Shares in uncertificated form. If you are a CREST sponsored member, you should refer to your CREST sponsor before taking any action.

          If your Energy Group Shares are in certificated form, but your share certificate(s) and/or other document(s) of title is/are not readily available or is/are loss, the Form of Acceptance should nevertheless be completed, signed and returned as stated above as soon as possible, together with any share certificate(s) and/or other document(s) of title that you have available accompanied by a letter stating that the balance will follow. You should then arrange for the relevant share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter. No acknowledgement of receipt of documents will be given. In the case of loss, you should write as soon as possible to Lloyds Bank Registrars, The Causeway, Goring-by-Sea, Worthing, West Sussex BN99 6DA for a letter of indemnity for lost share certificate(s) and/or other document(s) of title which, when completed in accordance with the instructions given, should be returned to Computershare Services PLC as stated above.

          If you hold Energy Group ADSs, your attention is drawn to paragraph 10 of Part B of Appendix I ("Procedures for tendering Energy Group ADSs") of the Offer Document and to the relevant provisions of the Letter of Transmittal sent to you on 10 March 1998 (or the duplicate Letter of Transmittal sent to you on 27 March 1998).

          To accept the Texas Utilities Offer, holders of Energy Group ADSs must complete the Letter of Transmittal in accordance with the instructions printed on it or comply with the instructions in such Letter of Transmittal applicable to book-entry transfers. The completed Letter of Transmittal should be sent together with the required signature guarantees and any other required documents to the US Depositary by mail to The Bank of New York, Tender & Exchange Department, P.O. Box 11248, Church Street Station, New York, New York 10286-1248 or by hand delivery or overnight courier to The Bank of New York, Tender & Exchange Department, 101 Barclay Street, Receive and Deliver Window, New York, New York 10286. The Energy Group ADRs must be either received by the US Depositary at one of such addresses or delivered in accordance with paragraph 10 of Part B of Appendix I of the Offer Document referred to above.

          The attention of holders of energy Group Securities who are residents of jurisdictions outside the United Kingdom or the US is drawn to the provisions relating to overseas shareholders contained in the terms and conditions of the Texas Utilities Offer.

          IF YOU DO NOT ACCEPT THE TEXAS UTILITIES OFFER

          IF YOU HAVE NOT ACCEPTED THE TEXAS UTILITIES OFFER BY MIDNIGHT (LONDON TIME), 7:00 PM (NEW YORK CITY TIME) ON 7 AUGUST 1998, YOUR ENERGY GROUP SHARES (INCLUDING ENERGY GROUP SHARES REPRESENTED BY ENERGY GROUP ADSS) WILL BE TRANSFERRED TO TU ACQUISITIONS PURSUANT TO THE COMPULSORY PURCHASE PROVISIONS. The enclosed statutory notice explains that under the compulsory purchase provisions you may choose either to receive the cash consideration, elect for the Share Alternative (unless you are resident in certain jurisdictions outside the United Kingdom or the US) or elect for the Loan Note Alternative (unless you are a US citizen or resident or a resident of certain other overseas jurisdictions) in respect of some or all of the cash consideration otherwise due to you (as the case may be). You will need to inform TU Acquisitions in writing c/o Computershare Services PLC, PO Box 859, Consort House, East Street, Bedminster, Bristol BS99 1XZ to be received no later than 7 August 1998, of your choice of consideration and, if you elect for the Loan Note Alternative, the amount of consideration you wish to receive under the Loan Note Alternative.

          If you fail to make such a choice, your Energy Group Shares will be compulsorily acquired on the basis that you have not elected for either the Share Alternative or the Loan Note Alternative; i.e. you will be entitled to the cash consideration only. The consideration due to you is required by the compulsory acquisition provisions to be held on trust on your behalf by The Energy Group and will be transferred to you only after you have provided satisfactory evidence of your entitlement to either Computershare Services PLC if you hold Energy Group Shares, or the depositary for Energy Group ADSs or such other paying agent may be appointed by The Energy Group if you hold Energy Group ADSs. This would include, where your Energy Group Shares or Energy Group ADSs are held in certificated form, your share certificate(s) or a suitable form of indemnity if you are unable to locate the certificate(s).

          GENERAL

          YOU WILL NOT RECEIVE THE CASH DUE TO YOU (OR THE NEW TEXAS UTILITIES SHARES/LOAN NOTES IF YOU ELECT FOR THEM INSTEAD OF
          CASH) UNLESS:

               (A)  YOU VALIDLY COMPLETE AND RETURN AN ACCEPTANCE FORM; OR

               (B) YOU SEND IN AN APPROPRIATE REQUEST UNDER THE COMPULSORY ACQUISITION PROVISIONS AS SET OUT IN THE ENCLOSED STATUTORY NOTICE;

          IN EACH CASE, WHERE YOUR ENERGY GROUP SHARES OR ENERGY GROUP ADSS ARE HELD IN CERTIFICATED FORM, TOGETHER WITH YOUR SHARE
          CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE.

          This letter should be read in conjunction with the Offer Document dated 10 March 1998. If you have mislaid that document and/or the accompanying Acceptance Form, further copies may be obtained from Computershare Services PLC or The Bank of New York at the addresses set out below.

          ALL COMMUNICATIONS REGARDING THIS LETTER AND ITS CONTENTS SHOULD BE ADDRESSED TO COMPUTERSHARE SERVICES PLC, PO BOX 859, CONSORT HOUSE, EAST STREET, BEDMINSTER, BRISTOL BS99 1XZ OR THE BANK OF NEW YORK, 101 BARCLAY STREET, NEW YORK, NEW YORK 10286,
          ATTENTION: TENDERS AND EXCHANGES. PLEASE CALL COMPUTERSHARE SERVICES PLC ON 0117 937 0647 OR THE BANK OF NEW YORK ON (888) 460 7637 IF YOU HAVE ANY QUERIES.

                                   Yours faithfully


                    Richard Collier               Justin Dowley
                    Managing Director             Managing Director
                    Lehman Brothers               Merrill Lynch


          Notes:

          1 Words defined in the Offer Document dated 10 March 1998 have the same meaning in this letter.

          2 Lehman Brothers and Merrill Lynch, which are regulated in the United Kingdom by The Securities and Futures Authority Limited, are acting for Texas Utilities and TU Acquisitions and no one else in connection with the Texas Utilities Offer and will not be responsible to anyone other than Texas Utilities and TU Acquisitions for providing the protections afforded to their respective customers or for providing advice in relation to the Texas Utilities Offer or any other matter referred to herein. Lehman Brothers and Merrill Lynch are acting through Lehman Brothers Inc. and Merrill Lynch & Co., respectively, for the purposes of making the Texas Utilities Offer in the United States.

          3 The Texas Utilities Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan.

          4 The New Texas Utilities Shares to be issued pursuant to the Texas Utilities Offer have not been, and will not be, the subject of a prospectus under the securities laws of any province of Canada and will not be registered under any relevant securities laws of any country other than the federal securities laws of the United States. The New Texas Utilities Shares are not being offered, sold or delivered, directly or indirectly; in or into Canada, Australia or Japan.

          5 The Loan Notes to be issued pursuant to the Texas Utilities Offer have not been, and will not be registered under the Securities Act or under any relevant securities laws of any state or district of the United States, will not be the subject of a prospectus under the securities laws of any province of Canada and will not be registered under any relevant securities laws of any other country. The Loan Notes are not being offered, sold or delivered, directly or indirectly, in or into the United States, Canada, Australia or Japan.